UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2017 (January 13, 2017)
 ______________________________________________________________
TerraForm Global, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-37528	47-1919173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Mr. David J. Mack to the Corporate Governance and Conflicts Committee of the Board of Directors

On January 9, 2017, TerraForm Global, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing that on January 4, 2017, SunEdison Holdings Corporation, a wholly-owned subsidiary of SunEdison, Inc., exercised its right to designate Mr. David J. Mack to the Board of Directors (the “Board”) of the Company effective immediately. The Company believes that Mr. Mack qualifies as an independent director under applicable stock exchange rules. At the time of the report, the Board had not yet determined on which committee or committees Mr. Mack would serve as a member. On January 13, 2017, the Board appointed Mr. Mack to the Corporate Governance and Conflicts Committee (the “Conflicts Committee”) of the Board, effective immediately upon the resignation of Messrs. Christopher Compton, Hanif “Wally” Dahya and Jack Stark from the Conflicts Committee. Messrs. Compton, Dahya and Stark resigned from the Conflicts Committee on January 13, 2017. As previously disclosed, on December 1, 2016, the Board appointed Messrs. Mark Lerdal and Fred Boyle to the Conflicts Committee. As a result of these changes, the Conflicts Committee consists of three members, Messrs. Lerdal, Boyle and Mack.

Additionally, on January 13, 2017, the members of the LLC Conflicts Committee of TerraForm Global, LLC (the “LLC Conflicts Committee”), appointed Mr. Mack to the LLC Conflicts Committee, effective immediately upon the resignation of Messrs. Christopher Compton, Hanif “Wally” Dahya and Jack Stark from the LLC Conflicts Committee. Messrs. Compton, Dahya and Stark resigned from the LLC Conflicts Committee on January 13, 2017. As previously disclosed, on December 1, 2016, the LLC Conflicts Committee appointed Messrs. Lerdal and Boyle to the LLC Conflicts Committee. As a result of these changes, the LLC Conflicts Committee consists of three members, Messrs. Lerdal, Boyle and Mack.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

		By:	/s/ Yana Kravtsova
Date:	January 17, 2017	Name:	Yana Kravtsova
		Title	Senior Vice President, General Counsel and Secretary